UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2025

Reliance Global Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-40020	46-3390293
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

300 Blvd. of the Americas, Suite 105 Lakewood, NJ	08701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 380-4600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.86 par value per share	RELI	The Nasdaq Capital Market
Series A Warrants to purchase shares of Common Stock, par value $0.86 per share	RELIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2025, Reliance Global Group, Inc. (the “Company”) entered into an Amendment No. 2 (the “Amendment”) to that certain Amended and Restated Stock Exchange Agreement, dated as of September 6, 2024, by and among Reliance Global Group, Inc., a Florida corporation, Spetner Associates, Inc., a Missouri corporation, Jonathan Spetner, and Agudath Israel of America, a New York corporation (the “Original Agreement”), as amended on October 29, 2024 (“Amendment 1”). Mr. Spetner and Agudath may be referred to herein collectively as the “Sellers” and each individually as a “Seller”.

Pursuant to the Amendment, as of the date of the thereof, the Company shall issue to Mr. Spetner 78,500 shares of common stock, par value $0.86 per share, of the Company (the “Common Stock”) and to Agudath Israel of America 78,500 shares of Common Stock as a non-refundable deposit and a prepayment of a portion of the First Purchase Price, in the amount of $239,425 (collectively the “Additional Deposit Shares”).

Further, the Amendment provides that the Additional Deposit Shares, (together with the Deposit Shares, as defined in and as issued pursuant to Amendment 1), shall be deemed a deposit and a prepayment of a portion of the First Purchase Price, and shall constitute a portion of the First Payment Shares, the value of the Deposit Shares and the Additional Deposit Shares, and the portion of the First Purchase Price to be paid by issuance of the First Payment Shares which has been satisfied by the issuance of the Deposit Shares and the Additional Deposit Shares, and collectively, is agreed to be equal to $568,855.53. The Amendment also sets forth that the purchase price for the First Closing Shares shall be $16,050,000, and that $6,500,000 of the First Purchase Price (the “Cash Payment”), shall be paid to Mr. Spetner.

The Original Agreement, prior to Amendment 1, provided that the First Payment Shares would be issued solely to Mr. Spetner, however, the Amendment provides that, in the event that the First Closing occurs, the issuance of Deposit Shares and the Additional Deposit Shares to Agudath as set forth above shall be deemed to satisfy the obligations of the Company to issue such applicable portion of First Payment Shares to Mr. Spetner.

Further, the Amendment sets for that, in the event the First Closing occurs, the Deposit Shares and the Additional Deposit Shares shall be retained by the Sellers and shall constitute payment of a portion of the First Payment Shares. The Deposit Shares and the Additional Deposit Shares shall be non-refundable to the Company unless the First Closing is prevented by the Sellers.

The foregoing description of the Amendment is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto at Exhibit 10.1 to this Current Report on Form 8-K, and the terms of which are incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Amendment, on February 20, 2025, the Company issued to Mr. Spetner 78,500 shares of common stock, par value $0.86 per share, of the Company (the “Common Stock”) and to Agudath Israel of America 78,500 shares of Common Stock of the Company. In addition to the foregoing issuances, on November 20, 2024, the Company issued 72,464 unregistered shares of common stock, par value $0.86 per share to Outside the Box Capital, Inc. Such shares of the Common Stock were issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(d) of Regulation D thereunder.

Following the issuances noted in this Item 3.02, as of February 20, 2025, the Company had 2,869,869 shares of the Common Stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

10.1	Amended No. 2 to Amended and Restated Stock Exchange Agreement by and among Reliance Global Group, Inc. Spenter Associates, Inc., Jonathan Spenter, and Agudath Israel of America, dated as of February 20, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 26, 2025	Reliance Global Group, Inc.

	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer

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